EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of MEI Pharma, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 8th day of February, 2023.

UBS ONCOLOGY IMPACT FUND, L.P.

By:	Oncology Impact Fund (Cayman) Management L.P.,
its General Partner
By:	BioImpact Capital LLC,
Its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Managing Partner

ONCOLOGY IMPACT FUND (CAYMAN) MANAGEMENT L.P.

By:	BioImpact Capital LLC,
Its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Managing Partner

BIOIMPACT CAPITAL LLC

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Managing Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke